ROSS MILLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: www.nvsos.gov

# Articles of Incorporation
(PURSUANT TO NRS CHAPTER 78)

| Filed in the office of | Document Number 20080593466-53 |
|---|---|
| Ross Miller Secretary of State State of Nevada | Filing Date and Time 09/04/2008 7:07 AM |
| | Entity Number E0564632008-8 |

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

| | |
|---|---|
| **1. Name of Corporation:** | Go Public Acquisition Corporation I |
| **2. Registered Agent for Service of Process:** (check only one box) | [X] Commercial Registered Agent: Business Filings Incorporated (Name)<br>[ ] Noncommercial Registered Agent (name and address below) **OR** [ ] Office or Position with Entity (name and address below)<br>Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity:<br>Street Address: City: Nevada Zip Code:<br>Mailing Address (if different from street address): City: Nevada Zip Code: |
| **3. Authorized Stock:** (number of shares corporation is authorized to issue) | Number of shares *with par value:* fifty million (50,000,000) Par value per share: $ ($0.001) Number of shares *without par value:* |
| **4. Names and Addresses of the Board of Directors/Trustees:** (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees) | 1) Samuel Whitley (Name)<br>1001 South Dairy Ashford, Suite 100 (Street Address), Houston (City), Texas (State), 77077 (Zip Code)<br>2) James Vogel (Name)<br>2000 Banks Road, (Street Address), Margate (City), Florida (State), 33063 (Zip Code) |
| **5. Purpose:** (optional; see instructions) | *The purpose of the corporation shall be:* To engage in any lawful act or activity for which a corporation may be organized under Chapter 78 of NRS. |
| **6. Name, Address and Signature of Incorporator:** (attach additional page if more than one incorporator) | Business Filings Incorporated, Mark Williams, A.V.P. (Name) X [signature] (Incorporator Signature)<br>8040 Excelsior Drive, Suite 200 (Address), Madison (City), WI (State), 53717 (Zip Code) |
| **7. Certificate of Acceptance of Appointment of Registered Agent:** | *I hereby accept appointment as Registered Agent for the above named Entity.*<br>X [signature] Mark Williams, A.V.P., Business Filings Incorporated<br>Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity<br>Date: September 3, 2008 |

*This form must be accompanied by appropriate fees.*

SECRETARY OF STATE

STATE OF NEVADA

# CORPORATE CHARTER

I, ROSS MILLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that **GO PUBLIC ACQUISITION CORPORATION I**, did on September 4, 2008, file in this office the original Articles of Incorporation; that said Articles of Incorporation are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on September 5, 2008.

ROSS MILLER
Secretary of State

By

Certification Clerk

# STATE OF NEVADA

*ROSS MILLER*
*Secretary of State*

*SCOTT W. ANDERSON*
*Deputy Secretary*
*for Commercial Recordings*

**OFFICE OF THE**
**SECRETARY OF STATE**

## Filing Acknowledgement

September 4, 2008

| Job Number | Corporation Number | |
|---|---|---|
| C20080905-0148 | E0564632008-8 | |
| **Filing Description** | **Document Filing Number** | **Date/Time of Filing** |
| Articles of Incorporation | 20080593466-53 | September 4, 2008 07:07:09 AM |

**Corporation Name**
GO PUBLIC ACQUISITION CORPORATION I

**Registered Agent**
BUSINESS FILINGS INCORPORATED

The attached document(s) were filed with the Nevada Secretary of State, Commercial Recordings Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.

Respectfully,

ROSS MILLER
Secretary of State

**Commercial Recording Division**
202 N. Carson Street
Carson City, Nevada 89701-4069
Telephone (775) 684-5708
Fax (775) 684-7138